                                                              CHICAGO, ILLINOIS
                                                             SEPTEMBER 24, 1998




                               UPBANCORP, INC.
                             4753 NORTH BROADWAY
                           CHICAGO, ILLINOIS 60640
                               (773) 878-2000

                        PROXY STATEMENT AND NOTICE OF
                       SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD OCTOBER 20, 1998



To the Stockholders of Upbancorp, Inc.:


     A Special Meeting of Stockholders of Upbancorp, Inc. (the "Corporation"), will be held at Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois, on Tuesday, October 20, 1998, at 9:45 A.M., for the purpose of considering and voting upon the following matters:

     1. To vote on an amendment to the Corporation's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 300,000 to 3,000,000 and reduce the par value of each share of Common Stock from $10.00 to $1.00 (the "Charter Amendment"); and

     2. To transact such other business as may properly be brought before the Special Meeting or any adjournment thereof.



PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. IT IS HOPED THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Corporation (the "Board") of proxies for use at the Special Meeting of Stockholders of the Corporation to be held October 20, 1998. The record date for determining stock ownership is September 7, 1998 (the "Record Date"). Only Stockholders of record as of September 7, 1998, will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, the Corporation had issued and outstanding 218,263 shares of Common Stock with a par value of $10.00 per share (the "Common Stock"). Each share is entitled to one vote on all matters to be considered at the Special Meeting.

     This Proxy Statement (and the accompanying proxy) is being mailed to all Stockholders on or about September 24, 1998.

     Your proxy is being solicited by the Board. The cost of soliciting proxies will be borne by the Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, Directors and certain employees of the Corporation or its subsidiaries who will not be specially compensated for such soliciting. The Corporation will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

     Stockholders are urged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy. Shares represented by proxies which are properly executed and returned will be voted at the Special Meeting as specified on the proxy. If no choice is specified, the shares will be voted FOR the Charter Amendment. It is not anticipated that any action will be asked of the Stockholders other than that set forth herein; proxies in the enclosed form, however, will confer discretionary voting authority regarding any other matters which may properly come before the Special Meeting on the individuals specified in the enclosed proxy.

     Any Stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary of the Corporation or by attending the Special Meeting and voting in person.

     Votes cast by proxy or in person at the Special Meeting will be tabulated by the Judges of Election appointed by the Board of Directors for the Special Meeting who will determine whether a quorum is present. The Judges of Election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as voting against the approval of the Charter Amendment and as unvoted for all other purposes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                              CHARTER AMENDMENT

GENERAL

     The Board has approved the Charter Amendment which, if approved by the Corporation's Stockholders, would increase the number of authorized shares of the Common Stock from 300,000 to 3,000,000 and reduce the par value of each share of Common Stock from $10.00 to $1.00.

     Following the approval of the Charter Amendment, the Corporation will declare a four-to-one stock split on all of its issued shares of Common Stock (the "Stock Split"). The record date for the Stock Split will be October 20, 1998, and the Stock Split will be effective on October 31, 1998. A Stockholder who owns 100 shares of Common Stock prior to the Stock Split will own 400 shares of Common Stock following the Stock Split. Certificates representing the new shares will be mailed to Stockholders in November of 1998.

INCREASE IN AUTHORIZED STOCK; CHANGE IN PAR VALUE

     The Corporation is currently authorized to issue 300,000 shares of Common Stock. As of the Record Date, 218,263 shares of Common Stock were issued and outstanding and 31,737 shares were held in the treasury of the Corporation. Following the approval of the Charter Amendment and the completion of the Stock Split, 873,052 shares of the Common Stock will be issued and outstanding and 126,948 shares will be held in the treasury of the Corporation. An increase in the number of authorized shares of the Common Stock of the Corporation is, therefore, necessary so that the Corporation will have a sufficient number of shares available for issuance upon the consummation of the Stock Split.

     The Board also believes that the authorization of additional shares of the Common Stock is advisable to provide the Corporation with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions, to grant stock options to employees or to establish the stock programs for the benefit of employees and directors, or for other purposes (including, without limitation, the issuance of additional shares of the Common Stock through additional stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of the Common Stock except for the shares to be issued pursuant to the Stock Split.

     Uncommitted authorized but unissued shares of the Common Stock may be issued from time to time to such persons and for such consideration as the Board may determine, and holders of the then-outstanding shares of the Common Stock may or may not be given the opportunity to vote with respect to such issuance, depending upon the nature of any such transactions, applicable law, the rules and regulations of any stock market on which the Common Stock may then be traded and the judgment of the Board regarding the submission of such issuance to a vote of the Stockholders. The Stockholders have no preemptive rights to subscribe for newly issued shares.

     Moreover, it is possible that additional shares of the Common Stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Corporation more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of the Corporation. Under such circumstances the availability of authorized and unissued shares of the Common Stock may make it more difficult for the Stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of the Corporation by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Board in opposing such an attempt by a third party to gain control of the Corporation or could also be used to dilute ownership of a person or entity seeking to obtain control of the Corporation. Although the Corporation does not currently contemplate taking such action, shares of the Common Stock could be issued for the purposes and effects described above and the Board reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.

     At the present time, the par value of a share of Common Stock is $10.00. Following the approval of the Charter Amendment, the par value of a share of Common Stock will be $1.00. Franchise taxes are payable to the State of Illinois under a method that following the Stock Split would result in an increase in the Corporation's franchise taxes if the par value remained at $10.00 per share. For this reason, the Board of Directors has recommended that the par value be reduced to a $1.00 per share. This reduction will not reduce the ownership interests of Stockholders nor would it have any other impact on the rights and privileges of the holders of the Common Stock.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the Charter Amendment. Abstentions and non-broker votes will have the same effect as votes against the Charter Amendment.

RECOMMENDATION OF THE BOARD

     Because the Corporation does not have sufficient uncommitted authorized but unissued shares of the Common Stock to consummate the Stock Split without approval of the Charter Amendment, approval of the Charter Amendment is required for, and a condition to, consummation of the Stock Split, which the Board believes is in the best interests of the Corporation and its Stockholders. In addition, as described above, the Board believes that the proposed increase in the number of authorized shares of Common Stock will provide flexibility needed to meet corporate objectives and is in the best interests of the Corporation and its Stockholders. AS A CONSEQUENCE, THE BOARD RECOMMENDS THAT THE STOCKHOLDERS OF THE CORPORATION VOTE FOR THE APPROVAL OF THE CHARTER AMENDMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, the total number of shares of Common Stock of the Corporation beneficially owned, and the percent of such shares so owned, by each person known to the Corporation to be the beneficial owner of more than 5% of the Common Stock of the Corporation, and by each Director of the Corporation, certain officers of the Corporation, and by all officers and Directors of the Corporation as a group.


NAME OR NUMBER OF                AMOUNT AND NATURE OF                PERCENT OF
PERSONS IN GROUP               BENEFICIAL OWNERSHIP (1)                 CLASS
-----------------              ------------------------              ----------
Cede & Co.                        55,599        (2)                    25.47%
c/o Depository Trust Company

Estate of Roger P. Eklund         12,422        (3)                     5.69%

Richard K. Ostrom                 32,978        (4)-(10)               15.11%

B. Arthur Russell                 19,175        (10)(12)                8.79%

James E. Heraty                   16,866        (4)(6)(8)(10)           7.73%

Robert P. Griffiths               14,263        (4)(6)(10)              6.54%

Stephen W. Edwards                13,858        (4)(6)(10)              6.35%

Raymond K. Jorgensen              12,550        (13)                    5.75%

Delbert R. Ellis                     908        (4)                      .42%

Marvin L. Kocian                   3,705        (4)(11)                 1.70%

Alfred E. Hackbarth, Jr.           8,732        (4)(5)(11)              4.00%

John E. Fahrendorf, Jr.            1,383        (4)                      .63%

All officers and Directors
(13 persons) as a group           69,269                               31.74%

------------------
(1) The information contained in this column is based upon information furnished to the Corporation by the individuals named above or was ascertained from an examination of the Corporation's stock records. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. The above amounts do not include shares beneficially owned by the adult children of certain of the persons named above. Beneficial ownership of such shares is disclaimed.

(2) Cede & Co. is a trust company which is a depository for trustees for several trusts holding Common Stock, including the shares held by the Corporation's pension plan for its employees. The mailing address for Cede & Co. is 55 Water Street, New York, N.Y. 10041.

(3) The mailing address for the Estate of Roger P. Eklund is 4753 North Broadway, Chicago, Illinois 60640. On October 19, 1997, Roger P. Eklund and Richard K. Ostrom entered into a Right of First Refusal Agreement. This Agreement granted Mr. Ostrom an option to purchase the shares of Common Stock owned by Mr. Eklund, or his estate, in the event Mr. Eklund, or his estate, desired to sell such shares for value. The sale price of the shares to Mr. Ostrom under the option is the amount accepted by Mr. Eklund, or his estate, pursuant to a bona fide third-party offer. In the event the bona fide offer consists of non-cash consideration, the Board shall value the non-cash portion. Such determination is binding upon the parties under the terms of the Agreement.

(4) The above amount includes 408 shares held by Vanilla III Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Ellis, Fahrendorf, Griffiths, Hackbarth, Heraty, Kocian and Ostrom.

(5) The above amount includes 6,295 shares held by a charitable foundation of which Messrs. Hackbarth and Ostrom are directors and officers. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed.

(6) The above amount includes 12,100 shares held by the Corporation's pension plan for its employees. Voting and investment power with respect to these shares is shared by Messrs. Edwards, Griffiths, Heraty and Ostrom. Messrs. Griffiths and Ostrom are vested participants in the pension plan. Beneficial ownership of these shares is disclaimed by Messrs. Edwards and Heraty.

(7) The above amount includes 7,652 shares held by WEO Enterprises. Mr. Ostrom is a partner in WEO Enterprises. Voting and investment power with respect to these shares is shared.

(8) The above amount includes 2,622 shares held by J.R. Enterprises. Messrs. Heraty and Ostrom are partners in J.R. Enterprises. Voting and investment power with respect to these shares is shared by Messrs. Hearty and Ostrom.

(9) The above amount includes 600 shares held in joint tenancy with one of Mr. Ostrom's parents and 333 shares in joint tenancy with Mr. Ostrom's adult children.

(10) The mailing address for Messrs. Edwards, Griffiths, Heraty, Ostrom, and Russell is 4753 North Broadway, Chicago, Illinois, 60640;

(11) The above amount excludes shares held individually by the spouses of certain of the named persons as follows: Russell - 100; Kocian - 160; and Hackbarth - 1,700. Beneficial ownership of these shares is disclaimed.

(12) The above amount includes 19,075 shares held by two trusts for which Mr. Russell is a trustee. Voting and investment power with respect to these shares is shared. Beneficial ownership of these shares is disclaimed by Mr. Russell.

(13) The mailing address for Mr. Jorgensen is 26878 North Owens Road, Mundelein, Illinois 60060.

                   STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholders may submit proposals appropriate for stockholder action at the 1999 Annual Meeting consistent with the regulations of the Securities and Exchange Commission. All such proposals should be directed to Evy Johansen, Senior Vice President and Cashier, Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois 60640, by November 20, 1998.

                                BY ORDER OF THE
                               BOARD OF DIRECTORS





                   RICHARD K. OSTROM, CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER



                       ALL STOCKHOLDERS ARE URGED TO SIGN
                        AND MAIL THEIR PROXIES PROMPTLY

                 PROXY FOR SHARES OF COMMON STOCK SOLICITED ON BEHALF
                 OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                  THE STOCKHOLDERS OF UPBANCORP, INC., TO BE HELD ON
                                   OCTOBER 20, 1998



     The undersigned hereby appoints Delbert R. Ellis and Marvin L. Kocian, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Special Meeting of Stockholders of Upbancorp, Inc., to be held at Uptown National Bank of Chicago, 4753 North Broadway, Chicago, Illinois 60640, on Tuesday, October 20, 1998, at 9:45 A.M., local time, or any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

1.   THE AMENDMENT OF THE CORPORATION'S CERTIFICATE OF INCORPORATION:

     To consider and vote upon an amendment to the Corporation's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 300,000 to 3,000,000 and reduce the par value of a share of Common Stock from $10.00 to $1.00:

          FOR:           AGAINST:            ABSTAIN:
          / /            / /                 / /

2. In accordance with their discretion, upon all other matters that may properly come before said Meeting and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                   Please _________________________________

                                   Sign ___________________________________

                                   Here  __________________________________


Dated: _________________, 1998

NOTE: Please date proxy and sign it exactly as name or names appear above. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.